UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NYLI CBRE Global Infrastructure

Megatrends Term Fund

Proxy Contest

Answering Machine Message

Hello.

I am calling regarding your investment with NYLI CBRE Global Infrastructure Megatrends Term Fund.

The Annual Meeting of Shareholders is scheduled to take place on October 1, 2025.

Your vote is very important this year. Shareholders may receive solicitation materials from Saba Capital Management, who has submitted for inclusion in the Fund’s proxy statement a proposal seeking to declassify the Fund’s Board of Directors.

The Board encourages shareholders to review the proxy materials from the Fund and vote FOR all Nominees, and AGAINST the Board declassification proposal on the WHITE proxy card.

The Board urges shareholders NOT to sign, return or vote on any other color proxy cards sent to you by Saba.

If you have any questions, please contact us as soon as possible at 1-800-848-3402 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.